August 1, 2011

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by The American Depositary
Receipt of
ShinEtsu Chemical Co., Ltd.
F6 file number:  333154171




Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in ratio from 1 ADS : 1 Ordinary Share to 4
ADSs : 1 Ordinary Share and the removal of the Par Value.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate for ShinEtsu Chemical Co.,
Ltd.

The Prospectus has been revised to reflect the removal of the Par Value and to reflect the new ratio:
One (1) American Depositary Share
represents OneFourth (1/4) of One Share


Please contact me with any questions or
comments at 212 8152221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon  ADR
Division

Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)






Depositary Receipts
101 Barclay Street, 22nd Floor West, New York 10286